INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration
Statement of BlackRock Limited Duration Income Trust (Securities Act
Registration No. 333-105352) of our report dated July 18, 2003, relating to the financial statements of BlackRock Limited Duration Income Trust as of July 10,
2003 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Experts" in the
Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
July 25, 2003